UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2016

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code: (972) 431-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 21, 2016, J. C. Penney Company, Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) has appointed Marvin R. Ellison as Chairman of the Board, effective August 1, 2016, in addition to his current position of Chief Executive Officer. Mr. Ellison will succeed Myron E. Ullman, III who will retire from the Company at that time in accordance with the transition plan previously outlined by the Company. Ronald Tysoe will continue to serve as the Company’s Lead Independent Director.

A copy of the Company’s press release regarding these leadership changes is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 20, 2016, the Board adopted an amendment to the Company’s Bylaws to implement a “proxy access” procedure for stockholder director nominations. New Section 17 of Article III of the Bylaws permits a stockholder, or group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of stockholders a number of directors up to the greater of two or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

The foregoing summary is qualified in its entirety by reference to the full text of the Bylaws, as amended, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibit 3.1    J. C. Penney Company, Inc. Bylaws, as amended to July 20, 2016

Exhibit 99.1    J. C. Penney Company, Inc. Press Release dated July 21, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
J. C. PENNEY COMPANY, INC.

By /s/ Janet Link
Janet Link
Executive Vice President, General Counsel

Date: July 21, 2016

EXHIBIT INDEX

Exhibit Number    Description

3.1            J. C. Penney Company, Inc. Bylaws, as amended to July 20, 2016

99.1            J. C. Penney Company, Inc. Press Release dated July 21, 2016